EXHIBIT NUMBER 10.1

                           BINDING AGREEMENT


                                                                March 18, 2008

ATTN:   Stuart Turk

RE:     Asset Purchase

Dear Stuart,

The purpose of this letter (the "Letter") is to set forth certain binding understandings between FTS Group, Inc. and OTG Technologies, Inc. a newly formed wholly-owned subsidiary of FTS Group, Inc. (Company was formed to facilitate the transaction, hereafter referred to as "FTS") and On The Go HealthCare, Inc. DBA On The Go Technologies, Inc. (hereafter referred to as "OTG") regarding the sale of selected assets owned by OTG as described in more detail on exhibit A (here after referred to as the "ASSETS"), assumption of certain debt of OTG as described in more detail on Exhibit B, the assumption of certain contracts of OTG as described in more detail on Exhibit C, Confidentiality and Non-Competition Agreement as described in more detail on Exhibit D, and a Promissory Note (the "Note") issued to the Company attached as Exhibit E.

In consideration of the significant costs to be borne by FTS in pursuing this proposed transaction and further in consideration of their mutual undertakings as to the matters described herein, upon execution of this Letter or counterparts thereof, the following paragraphs of this letter shall constitute the binding provisions of the transaction.

1. Transaction. FTS has acquired the assets listed on Exhibit A for a combination of a note and debt assumption as set forth in the exhibits.

2. Purchase Price. Based on the information currently known by FTS Group, Inc. on the date hereof, the total deal value is described in detail below in US dollars:

        Deal Value              $4,000,000
        Assumed Vendor Debt     $2,900,000 (Subject to Adjustment)
        OTG Note (Exhibit D)    $1,100,000 (Subject to Adjustment)

3. Representations. OTG represents they are the sole owner of the ASSETS and has full authority to enter into a sale transaction with FTS, it is
    understood that Laurus Master Fund, Ltd.   has 1st security interest in the
    Assets of the OTG until such time as their Revolving Line of Credit is paid in full. Both FTS and OTG agree to work in good faith through the outstanding issues required to complete all closing documents. Both parties agree that as of March 18, 2008 the transaction is deemed closed. FTS represents that it will provide Laurus Master Fund, Ltd with a UCC on its new subsidiary OTG Technologies Group, Inc. a Florida Corp. if required. FTS represents that all Accounts Receivables prior to the closing date of March 18, 2008 are the property of Laurus Master Fund, Ltd.

4.  Closing Date. The closing date is March 18, 2008.

5. Definitive Agreement and Note Agreement. FTS and OTG intend promptly to complete the asset purchase agreement and note agreement, the execution of which has been approved by the board of directors of FTS Group and OTG and will contain comprehensive representations, warranties, indemnities, conditions and agreements by OTG and FTS. It is anticipated that the definitive agreement will be completed by the proposed closing date, unless an extension is granted and submitted to each party in writing.

6.  Non Competition Agreement. Will be included in the purchase agreement.

7. Access. Seller shall cause OTG to provide to FTS access to OTG' books and records relating to the acquired ASSETS and shall cause accountants and other agents and representatives (collectively, "Representatives") of OTG to cooperate fully with FTS and its representatives in connection with FTS' acquisition review of the ASSETS and any of the assets, contracts, liabilities, operations, records and other aspects of their business relating to the transaction and potential audit requirements.

8. Fees and Expense. FTS is responsible for all of its fees and expenses relating to its due diligence, accounting, legal, SEC or other costs associated with the proposed transaction. OTG is responsible for all of its fee's and expenses relating to the transaction.

9. Entire Agreement. This letter constitutes the entire agreement between the parties, superceding all prior oral or written agreements, understandings, representations and warranties, and courses of conduct and dealing between the parties on the subject matter hereof. Except as otherwise provided herein, the binding provisions may be amended or modified only by a writing executed by both parties.

10. Governing Law. The binding provisions shall be governed by and construed in accordance with the laws of the State of Florida.

Please sign and date this letter in the space provided below to confirm the mutual agreements set forth in this binding letter of intent and return a signed copy to the undersigned.


Signature Page and Contact Information


BUYER


By:/s/ Scott Gallagher
------------------------------
Name:  Scott Gallagher
Title: Chief Executive Officer,
       FTS Group, Inc.

Contact information:
300 State St., Suite 226
Oldsmar, Florida 34677
Facsimile: 215-689-2748


SELLER


By:/s/ Stuart Turk
------------------------------

Name:  Stuart Turk
Title: Chairman and CEO

Contact information:
Facsimile: 905 660 5738

                                    Exhibit A
                            (Description of ASSETS)




        1. Goodwill
        2. The trade name of On The Go Technologies Group
        3. Assumed contracts
        4. Assumed employees
        5. All related trade contacts







                                    Exhibit B


        1. Approximately $2,900,000 outstanding vendor debt as listed on the accounts payable which include all invoices that are dated prior to March 17, 2008.

                                     EXHIBIT C

        Contracts

        1. All contracts in the name of On The Go Technologies Group related to the Value-Added Reseller business as follows:


                * HP (Gold certified partner)
                * IBM - Premier Business Partner (Advanced service partner)
                * Lenovo
                * Lexmark service partner
                * Xerox
                * Cisco Premier authorized
                * Microsoft Gold Certified
                * OKI Data certified
                * Toshiba Notebook certified
                * Apple
                * Isilon
                * Alias
                * Symantec
                * Extreme
                * Fortinet
                * VM Ware
                * Autodesk
                * Altiris
                * Pano
                * Codonix
                * Rimage
                * Acuo
                * Equal Logics
                * Viatronix
                * Pacsgear
                * Bluearc
                * Softimage
                * Foundry
                * Extreme
                * Final Cut Pro
                * AJA
                * Automatic Duck
                * Avid Xpress pro
                * Convergent Design
                * Massive
                * The Foundry
                * Tactic
                * Logic Pro
                * Digidesign
                * Xinet
                * Asante
                * Adic
                * X-rite
                * Sony
                * Epson
                * Xyratex
                * Lacie

                                    EXHIBIT D



CONFIDENTIALITY AND NON-COMPETITION AGREEMENT


B E T W E E N

ON THE GO HEALTHCARE INC., operating as
ON THE GO TECHNOLOGIES GROUP

(hereinafter referred to as the "Company")


- and -


FTS GROUP operating as
ON THE GO TECHNOLOGIES GROUP INC.
(hereinafter referred to as the "Purchaser")



WHEREAS the Company is engaged in the business of selling computer hardware, software, supplies and services to customers across Canada, the United States and abroad;

AND WHEREAS the Company has offered to sell the operations to the Purchaser and the Company will be privy to a great deal of confidential information, the disclosure of any of which could be very harmful to the Purchaser;

THEREFORE, for good and valuable consideration, receipt of which is acknowledged, the Company agrees as follows:


Article 1 - Confidential Information

1.01 The following constitutes confidential information belonging to the
     Purchaser:

        a) all customer lists, customer account information, supplier account information, supplier lists, invoice schedules, commission schedules, pricing policies, discount policies, and the terms and conditions of all contracts entered into by the Company with both customers and suppliers;

        b) the methods, techniques, incentives, devices and all associated information used by the Company to secure suppliers or attract customers to the Company;

        c) any intellectual property including, but not limited to, computer hardware development, computer software development, including programming code or computer internet web design, produced or developed by the Purchaser while he is engaged as a Purchaser of the Company;

        d) all technical information and data, and especially all computer technology and data, whether maintained on paper or on computer diskette;

        e) all marketing plans and company sales strategies;

        f) all of the Company's financial affairs;

        g) all personnel information, especially the names of all purchasers, the terms upon which they have agreed to provide their services and the details of their remuneration; and

        h) all other information which may reasonably be designated as confidential by the Company.


Article 2 - Disclosure of Confidential Information Prohibited

2.01 Beginning on the Effective Date of this agreement and at all times afterwards, the Company agrees that he/she will not use the confidential information outlined above in Article 1 except to further the business of the Company, and that he/she will refrain from disclosing any confidential information to any person, business or corporation, other than to an purchaser of the Company who requires access to such information to perform his or her job, without prior written consent from the Company. However, this restriction will not apply to any portion of the confidential information which becomes generally known in the industry, unless the Purchaser is responsible or partly responsible for making it generally known.

2.02 The Purchaser agrees that all documents provided to him/her by the Company remain the property of the Company.

2.03 The Purchaser acknowledges that he/she is not entitled to remove any documents of any kind from the Company's premises, including any documents containing confidential information.


Article 3 - Non-Solicitation

3.01 The Company agrees that during the term of this agreement with the Purchaser, the Company shall not, either directly or indirectly, for his/her own benefit or for the benefit of any person, enterprise or entity, solicit or attempt to solicit the business of any customer of the Purchaser


Article 4 - Non-Competition

4.01 The Company agrees that it will not, anywhere in Ontario, directly or indirectly, carry on, act as agent for, be employed by or become otherwise associated with a firm, business or corporation which competes with the Purchaser for a period of two years from the Effective Date of this agreement (the "Non-Compete Period")

4.02 It is further agreed that if the Company shall engage in any business in violation of the obligations herein, the running of the Non-Compete Period referred to above shall be interrupted until such violation shall cease and shall begin again only when the Company is in compliance with the provisions of the covenant whether voluntarily or pursuant to a court order.

Article 5 - General

5.01 The Company agrees that this Agreement has been made for valuable consideration and is legally binding.

5.02 The Company agrees that this Agreement is reasonable in the circumstances and necessary to protect the financial interests of the Purchaser. If any portions of this. Agreement are found not to be legally enforceable by a Court, the remaining paragraphs or parts will nonetheless be considered to be legally enforceable

5.03 The Company agrees that if he/she is in breach of Articles 2, 3 or 4 above, the Purchaser will be entitled to obtain a court injunction to prevent the Company from breaching or continuing to breach such provisions, in addition to any other remedies the Purchaser may have the right to pursue.

5.04 The Company agrees that the Purchaser has given the Company a reasonable opportunity to obtain independent legal advice before deciding to execute this Agreement.


All of which is agreed this 17th day of March 2008 (the "Effective Date").

SIGNED, SEALED AND DELIVERED

                                         ) ON THE GO HEALTHCARE, INC.
                                         )
                                         )   /s/ Stuart Turk
                                         ) ------------------------------------
                                         ) Name: Stuart Turk, CEO
                                         ) I have authority to bind the Company
                                         )
                                         )

                                         ) FTS Group, Inc.
                                         )
                                         )   /s/ Scott Gallagher
                                         ) ------------------------------------
                                         ) Name: Scott Gallagher, CEO
                                         ) I have authority to bind the Company

                                    EXHIBIT E


Promissory Note


FACE AMOUNT                                                          $1,100,000
INTEREST RATE                                                                0%
NOTE NUMBER                                                            OTGST001
MATURITY DATE                                                  October 16, 2008


FOR VALUE RECEIVED, OTG Technologies Group, Inc. a Florida corporation (the "Company"), and wholly-owned subsidiary of FTS Group, Inc., a Nevada Corporation, hereby promises to pay On The Go Healthcare, Inc. (the "Holder") by October 16, 2008, (the "Maturity Date"), or earlier, the amount of one million one hundred thousand ($1,100,000) U.S. dollars, at such times and on such terms and conditions as are specified herein (this "Note"). This Note is non-interest bearing.


Article 1  Method of Payment

The Company may draw a check or wire transfer the funds for payment to the order of the Holder of this Note. A check may be mailed to the Holder's address as set forth in Article 5 herein.


Article 2  Payments

The Company shall make minimum monthly cash payments of $150,000 in immediately available funds beginning on April 1, 2008 and the first of each month until the note is paid in full (each a "Payment Date")

The Holder may at its sole option extend the first payment date in writing.

Notwithstanding any provision to the contrary in this Note, the Company may pay in full to the Holder the Face Amount, or any balance remaining thereof, in cash at any time and from time to time without penalty ("Prepayment"). Prepayments will be applied to the next payment due on the payment schedule and subsequent payments afterwards.


Article 3  Conversion

Upon the happening of an Event of Default, as set forth in Article 4 below, the Holder shall have the right to convert any unpaid amounts not to exceed the Default Amount, as defined herein, into shares of restricted common stock of FTS Group, Inc., at the Holder's sole option. The terms of conversion are as follows:

3.01. Conversion Notice. Such conversion shall be effectuated by surrendering to the Company, or its attorney, a facsimile or original of the signed notice of conversion (the "Notice of Conversion"). The Notice of Conversion shall set forth the cash amount to be converted (the "Conversion Amount") which shall not exceed the Default Amount. The restricted common stock to be issued shall be the Default Amount divided by the Conversion Rate as set forth in Section 3.02 below. The date on which the Notice of Conversion is effective ("Conversion Date") shall be the date delivered pursuant to Article 5 herein. Notwithstanding the foregoing, the Conversion Date shall be no sooner than the third
      (3rd) business day following an Event of Default under this Note.

3.02. Conversion Rate. The conversion rate (the "Conversion Rate") shall be 95% of the lowest closing best bid price of FTS Group, Inc.'s common stock on the three (3) trading days prior to the Conversion Date.

3.03. True-up. If after 180 calendar days following the issuance of common stock pursuant to this Note, the value of the stock is less than the Conversion Amount, and the Holder still holds the shares, then, the Company will, within ten (10) business days following the 180th day, pay the Holder in the Company's discretion in cash or common stock, the amount by which such value falls short of the Conversion Amount.


Article 4  Defaults and Remedies

An "Event of Default" or "Default" occurs if the Company does not make the minimum monthly cash payment within three (3) business days after the Payment Date as set forth in Article 2 above. Such unpaid amounts which would otherwise be due to the Holder on one or more Payment Dates shall be deemed the "Default Amount."


Article 5  Notices

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same at the following address:

If to the Holder:
Stuart Turk
Chief Executive Officer
On The Go Healthcare, Inc.
85 Corstate Avenue, Unit 1
Concord, Ontario
Canada L4K 4Y2
Facsimile: (905) 660-5738

If to the Company:
Scott Gallagher
Chief Executive Officer
FTS Group, Inc.
300 State Street, Suite 226
Oldsmar, Florida 34677
Facsimile: (215) 689-2748


Article 6  Rules of Construction

In this Note, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the tense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Note are inserted for convenience of reference only, and they neither form a part of this Note nor are they to be used in the construction or interpretation hereof. Wherever, in this Note, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and, if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder.

Article 7  Senior Obligation

The Company shall cause this Note and all other existing Notes with the Holder to be senior in right of payment to all other Indebtedness of the Company.


Article 8  Assignment

This Note is not assignable unless both parties agree in writing.


Article 9  Governing Law

The validity, terms, performance and enforcement of this Note shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Florida applicable to agreements that are negotiated, executed, delivered and performed solely in the State of Florida.


Article 10 Litigation

The parties to this agreement will submit all disputes arising under this agreement to arbitration in Orlando, Florida before a single arbitrator of the American Arbitration Association ("AAA"). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the state of Florida. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section.


IN WITNESS WHEREOF, the parties have duly executed this Note as of the date first written above.





The Company:                                       The Holder:
FTS Group, Inc.                                    On The Go Healthcare, Inc.



By: /s/ Scott Gallagher                             By: /s/ Stuart Turk
--------------------------                          --------------------------
Name:   Scott Gallagher                             Name:   Stuart Turk
Title:  Chairman and Chief                          Title:  Chairman and Chief
        Executive Officer                                   Executive Officer